UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2023

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 7, 2023, Wynn Macau, Limited (“WML”), an indirect subsidiary of Wynn Resorts, Limited (the “Registrant”) with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the “HKSE”), completed its offering (the “Offering”) of US$600 million 4.50% convertible bonds due 2029 (the “Bonds”). The Bonds are constituted by a trust deed dated March 7, 2023 (the “Trust Deed”), between WML and DB Trustees (Hong Kong) Limited, as trustee, which is filed herewith as Exhibit 4.1. On March 7, 2023, WML, DB Trustees (Hong Kong) Limited, as trustee, and Deutsche Bank Trust Company Americas entered into an agency agreement, appointing Deutsche Bank Trust Company Americas as the initial principal paying agent, principal conversion agent, transfer agent and registrar in relation to the Bonds, which is filed herewith as Exhibit 4.2.

WML estimates that the net proceeds from the Offering, after deduction of commission and other related expenses, will be approximately US$586 million. WML intends to use the proceeds for general corporate purposes.

The following is a brief description of certain terms and conditions of the Bonds.

The Bonds will bear interest on their outstanding principal amount from and including March 7, 2023 at the rate of 4.50 per cent per annum, payable semi-annually in arrears on March 7 and September 7 of each year.

At any time on or after April 17, 2023, the Bonds can be convertible at the option of the holder thereof into fully paid ordinary shares of WML, each with a nominal value of HK$0.001 per share (“Ordinary Shares”), at the initial conversion price of HK$10.24 per share, subject to and upon compliance with the terms and conditions of the Bonds (the “Terms and Conditions,” and such right, the “Conversion Right”). The conversion price is subject to adjustments for, among other things, capitalization of profits and reserves, capital distributions, rights issues, consolidation, subdivision, redesignation and reclassification of the Ordinary Shares, issuance of options, rights, warrants, further convertible or exchangeable bonds or Ordinary Shares at beyond a certain discount to current market price and certain other dilutive events as described in the Terms and Conditions. Notwithstanding such Conversion Right, at any time when the delivery of Ordinary Shares deliverable upon conversion of the Bonds is required to satisfy the Conversion Right in respect of a conversion notice from the bondholder, WML has the option, in its sole discretion, to pay to the relevant bondholder an amount of cash equivalent described in the Terms and Conditions in order to satisfy such Conversion Right in whole or in part (the “Cash Settlement Amount”).

Holders of the Bonds have the option to require WML to redeem all or some only of such holder’s Bonds (i) on March 7, 2027 (the “Put Option Date”) at their principal amount together with interest accrued but unpaid to (but excluding) the date fixed for redemption, provided that the holder must deposit at the specified office of any paying agent a duly completed and signed put notice in the form for the time being current, obtainable from the specified office of any paying agent, together with the certificate evidencing the Bonds to be redeemed not more than 60 days and not less than 30 days prior to the Put Option Date; or (ii) on the Relevant Event Redemption Date (as defined in the Terms and Conditions) at their principal amount together with interest accrued but unpaid to (but excluding) such date, following the occurrence of (a) when the Ordinary Shares cease to be listed or admitted to trading or are suspended from trading for a period equal to or exceeding 10 consecutive trading days on the HKSE, or if applicable, the alternative stock exchange, (b) when there is a Change of Control (as defined in the Terms and Conditions), or (c) when less than 25% of WML’s total number of issued Ordinary Shares are held by the public (as interpreted under Rule 8.24 of the the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited). To the extent that the provisions of any applicable securities laws or regulations conflict with the requirements in this paragraph, WML will not be deemed to have breached such obligations by virtue of its compliance with such laws and regulations.

The Bonds may also be redeemed at the option of WML in whole, but not in part, at any time, upon giving notice to the bondholders in accordance with the Terms and Conditions, under certain circumstances specified in the Terms and Conditions. For example, in accordance of the notice requirements in the Terms and Conditions, WML may redeem all, but not some only, of the Bonds on the date (the “Optional Redemption Date”) specified in the redemption notice at their principal amount, together with interest accrued but unpaid to (but excluding) such date: (i) at any time after March 7, 2027 but prior to March 7, 2029 (the “Maturity Date”), provided that the closing price of the Ordinary Shares for 20 out of 30 consecutive trading days prior to the date upon which notice of such redemption is published was at least 130 per cent. of the conversion price then in effect; or (ii) at any time if, prior to the date the relevant redemption notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancelations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Bonds originally issued. Further, WML has the power to redeem the Bonds if any Gaming Authority (as defined in the Trust Deed) requires that a person who is a holder or the beneficial owner of the Bonds be licensed, qualified or found suitable under applicable gaming laws and such holder or beneficial owner, as the case may be, fails to apply or become licensed or qualified within the required time period or is notified that it will not be licensed, qualified or found suitable. On the Maturity Date, WML will redeem each Bond that has not been previously redeemed, converted or purchased and cancelled as provided in the Terms and Conditions at 100% of its principal amount together with accrued and unpaid interest thereon.

The Trust Deed contains covenants limiting WML’s (and certain of its subsidiaries’) ability to, among other things: create, permit to subsist or arise or have outstanding any mortgage, charge, pledge, lien or other encumbrance or certain security interest; consolidate or merge with or into another company; and sell, assign, transfer, convey or otherwise dispose of all or substantially all of its and its subsidiaries’ properties or assets (with certain exceptions). The Trust Deed also contains customary events of default, including, but not limited to: default for 30 days in the payment when due of interest on the Bonds; default in the payment when due of the principal, premium or Cash Settlement Amount, if any, on the Bonds; failure to comply with any payment obligations relating to redemption of the Bonds at the option of the bondholders; failure to comply with certain covenants in the Trust Deed; failure to deliver any Ordinary Shares as and when the Ordinary Shares are required to be delivered following the conversion of Bonds and such failure continues for a period of three days; certain defaults on certain other indebtedness; failure to pay judgments against WML or certain subsidiaries that, in the aggregate, exceed US$50 million; and certain events of bankruptcy or insolvency.

The Bonds will constitute direct, unsubordinated, unconditional and, subject to the Terms and Conditions, unsecured obligations of WML and shall at all times rank pari passu and without any preference or priority among themselves. The Ordinary Shares to be issued upon exercise of Conversion Right will be fully-paid and will in all respects rank pari passu with the fully-paid Ordinary Shares in issue on the relevant date set forth in the Terms and Conditions.

The Bonds and the Ordinary Shares into which the Bonds are convertible have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws in the United States or the securities laws of any other jurisdiction. Future resales of the Bonds and the Ordinary Shares into which the Bonds are convertible may only be made pursuant to an exemption from registration under the Securities Act and applicable state laws or in a transaction not subject to such laws.

In addition, in connection with the Offering, WM Cayman Holdings I Limited, a wholly owned subsidiary of the Registrant and the direct holder of approximately 71.6% of WML’s Ordinary Shares (the “Lender”), entered into a stock borrowing and lending agreement with Goldman Sachs International (the “Borrower”) on March 2, 2023 (the “Securities Lending Agreement”), pursuant to which the Lender is expected to provide stock lending to the Borrower of up to 459,774,985 Ordinary Shares, upon and subject to the terms and conditions stated in the Securities Lending Agreement. The Lender may, at its sole discretion, terminate any stock loan under the Securities Lending Agreement by giving the Borrower no less than five business days’ notice.

Item 2.01	Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 7, 2023, WML filed with the HKSE (1) a notice indicating that WML submitted an application to the HKSE for the listing of and permission to deal in the Bonds (the “Listing Notice”) and (2) an announcement regarding the closing of the issuance of the Bonds (the “Closing Announcement”). The Listing Notice and Closing Announcement are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

4.1	Trust Deed, dated March 7, 2023.
4.2	Agency Agreement, dated March 7, 2023.
99.1	Notice of Listing on The Stock Exchange of Hong Kong Limited, dated March 7, 2023.
99.2	Closing Announcement of Wynn Macau, Limited, dated March 7, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: March 7, 2023	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)